SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

NEW CENTURY BANCORP, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 West Cumberland Street, Dunn, North Carolina 28334

(Address of principal executive offices)

Registrant’s telephone number, including area code (910) 892-7080

Not Applicable

(Former address of principal executive offices)

Item 5.

On September 29, 2003, the Registrant released a press release (the “Press Release”) announcing that its Board of Directors has approved an eleven-for-ten (11 for 10) stock split to be effected in the form of a 10% stock dividend. The dividend is payable on October 24, 2003 to shareholders of record as of October 10, 2003. As a result of the eleven-for-ten stock split, shareholders will receive one (1) additional share of New Century Bancorp, Inc. common stock for every ten (10) shares owned on the record date.

The Press Release is attached as Exhibit 99.1 to this current report and is incorporated into this Item 5 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ JOHN Q. SHAW

John Q. Shaw President and Chief Executive Officer

Dated: October 2, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release

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